[LETTERHEAD OF ERNST & YOUNG APPEARS HERE]











                       CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Incentive Plan of Hondo Oil & Gas Company of our report dated December 17, 1993 with respect to the consolidated financial statements and schedules of Hondo Oil & Gas Company included in the Annual Report on Form 10-K for the year ended September 30, 1993, filed with the Securities and Exchange Commission.



                                             /s/   Ernst & Young





          Denver, Colorado
          May 25, 1994